UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2023

LESAKA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr.
Jan Smuts Avenue and Bolton Road
 Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	LSAK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Mr. Chris Meyer as Group Chief Executive Officer

On November 28, 2023, Lesaka Technologies, Inc. (the "Company") Group Chief Executive Officer, Mr. Chris Meyer, informed the Company's Board of Directors ("Board) of his intention to resign from his position as Group Chief Executive Officer of the Company effective as of February 29, 2024. Mr. Meyer will continue to serve on the Board until the Company's next annual meeting of shareholders. He will receive a fee of $124,000 per annum for his services as director from March 1, 2024, which will be paid quarterly based on his period of service to the Board. The Board and Mr. Meyer also agreed that he would provide consulting services from March 1, 2024, and Mr. Meyer will receive a monthly consulting fee of $11,333 per month for these services.

On December 4, 2023, and pursuant to Mr. Meyer's resignation, the Board agreed to remove the on-going employment condition in Mr. Meyer's existing restricted stock award agreements, however, these awards are eligible to continue to vest in accordance with the vesting terms included in the existing restricted stock award agreements, which in certain instances include specific performance conditions.

(c) Appointment of Ali Mazanderani as Executive Chairman

On December 4, 2023, the Company announced that, effective February 1, 2024, Mr. Ali Mazanderani will be appointed Executive Chairman and that Mr. Kuben Pillay will step down as Chairman of the Board and will be appointed the Company's Lead Independent Director. Messrs. Mazanderani and Pillay currently serve on the Board for a term that will expire at the Company's next annual meeting of shareholders.

(e) Approval of Employment Agreement and Option Grants for Mr. Mazanderani

Mr. Mazanderani and the Company entered into an employment agreement for his services as Executive Chairman , which will become effective on February 1, 2024. The Company and Mr. Mazanderani acknowledge that Mr. Mazanderani's commitment shall only be for fifty percent (50%) of full-time equivalence, as reasonably determined by the Board and that he will be subject to certain restrictive covenants and compliance with Company policies. Mr. Mazanderani will receive an annual base salary of $500,000, and the Company has agreed to reimburse certain business travel up to an amount of $100,000 per 12-month period from February 1, 2024, such amount to be pro-rated. Mr. Mazanderani will no longer receive fees for his services as a director from February 1, 2024.

Mr. Mazanderani will not be eligible for a short-term cash incentive award, or any other bonus program implemented by the Company, during the term of his employment agreement. The employment agreement does not provide for any severance benefits. Either party must provide the other party three months advance notice prior to terminating the employment agreement prior to January 31, 2028 in the absence of cause or a material breach.

On December 4, 2023, the Board approved and the Company granted Mr. Mazandarani an option to purchase 500,000 shares of the Company's common stock under the Company's Amended and Restated 2022 Stock Incentive Plan at an exercise price of $3.50 per share, the opening price of the Company's common stock on the grant date. This option will vest on the first anniversary of the grant date, provided that Mr. Mazandarani then continues to provide services as Executive Chair and subject to Mr. Mazanderani's continuous service on the Board through February 1, 2024. These options will vest immediately if Mr. Mazanderani's employment is terminated by the Company without cause on or before the first anniversary of the grant date. These 500,000 stock options may only be exercised during a period commencing from January 31, 2028 to January 31, 2029.

Subject to approval by the Company's shareholders at a shareholders' meeting by no later than June 30, 2024, Mr. Mazanderani will also be awarded the follow options to purchase shares of the Company's common stock:

  1,000,000 stock options at an exercise price of $6.00 per share;
  1,000,000 stock options at an exercise price of $8.00 per share;
  1,000,000 stock options at an exercise price of $11.00 per share;
  1,000,000 stock options at an exercise price of $14.00 per share.

These four million stock options may only be exercised during a period commencing from January 31, 2028 to January 31, 2029. Vesting of these stock options is subject to Mr. Mazanderani's continuous employment as Executive Chair through January 31, 2026.

The foregoing description of the agreements with Mr. Mazanderani does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 10.01 - 10.02 and are incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On December 4, 2023, the Company issued a press release announcing the resignation of Mr. Meyer as well as the appointment of Mr. Mazanderani as described in Item 5.02 above. A copy of the Company's press release is attached hereto as Exhibit 99.1.

The information furnished herewith pursuant to Item 7.01 of this current report shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

Mr. Kuben Pillay will step down as Chairman of the Board and will be appointed the Company's Lead Independent Director. Mr. Pillay currently serve on the Board for a term that will expire at the Company's next annual meeting of shareholders.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of December 4, 2023, between Lesaka Technologies, Inc. and Ali Mazanderani

99.1	Press Release, dated December 4, 2023, issued by Lesaka Technologies, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESAKA TECHNOLOGIES, INC.

Date: December 4, 2023	By:	/s/ Naeem E. Kola
	Name:	Naeem E. Kola
	Title:	Group Chief Financial Officer